UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 9, 2022

LIVERAMP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38669	83-1269307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, Seventeenth Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(888) 987-6764

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of LiveRamp Holdings, Inc. (the “Company”), the Company’s shareholders approved the amendment and restatement of the Company’s Amended and Restated 2005 Equity Compensation Plan (as amended and restated, the “2005 Plan”) and the Amended and Restated LiveRamp Holdings, Inc. Employee Stock Purchase Plan (as amended and restated, the “ESPP,” together with the 2005 Plan, the “Plans”) to increase the number of shares available under the Plans by 4,500,000 and 1,000,000, respectively. Summaries of the material terms of the Plans, as amended and restated, are set forth on pages 17 through 28 with respect to the 2005 Plan and 29 through 31 with respect to the ESPP, of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2022 (the “Proxy Statement”). Those summaries and the foregoing descriptions of the Plans are qualified in their entirety by reference to the text of the 2005 Plan, which is incorporated herein by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the SEC on May 24, 2022, and the text of the ESPP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on August 9, 2022, at 11:30 a.m. PDT via the Internet at www.virtualshareholdermeeting.com/RAMP2022. The Company’s shareholders voted on five proposals, and the final voting results for each of the proposals are described below.

1.            Election of Directors. Clark M. Kokich and Kamakshi Sivaramakrishnan were elected to the Company’s board of directors (the “Board”) for three-year terms expiring at the 2025 Annual Meeting of Shareholders by the following votes:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Clark M. Kokich	52,464,079	5,666,470	51,407	7,049,481
Kamakshi Sivaramakrishnan	56,581,044	1,558,279	42,633	7,049,481

As disclosed in the Proxy Statement, Mr. Richard P. Fox’s service on the Board ended on the date of the Annual Meeting.  We acknowledge with gratitude Mr. Fox’s ten years of service on the Board and his many contributions to the Company and its management team.  The Board voted to reduce its size from nine to eight members as a result of Mr. Fox’s departure.

2.            Proposal to Increase the Number of Shares Available for Issuance under the 2005 Plan. The shareholders approved an increase of 4,500,000 shares in the number of shares available for issuance under the 2005 Plan by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
40,873,498	17,280,831	27,627	7,049,481

3.            Proposal to Increase the Number of Shares Available for Issuance under the ESPP. The shareholders approved an increase of 1,000,000 shares in the number of shares available for issuance under the ESPP by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
57,933,098	240,724	8,134	7,049,481

4.            Advisory Vote to Approve Named Executive Officer Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,262,957	8,864,955	54,044	7,049,481

5.            Ratification of Independent Registered Public Accountant. The shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accountant for fiscal year 2023 by the following votes:

Votes For	Votes Against	Votes Abstained
64,891,397	300,543	39,497

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2005 Equity Compensation Plan of LiveRamp Holdings, Inc. (previously filed on May 24, 2022, as Exhibit 10.2 to the Company’s Annual Report on Form 10-K, Commission File No. 001-38669, and incorporated herein by reference)
10.2	Amended and Restated LiveRamp Holdings, Inc. Employee Stock Purchase Plan
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones Chief Ethics and Legal Officer & Executive Vice President

Date: August 11, 2022